                                                              EXECUTION COPY



                                  $240,000,000

                               HEXCEL CORPORATION

                    9 3/4% SENIOR SUBORDINATED NOTES DUE 2009

                               PURCHASE AGREEMENT

                                                            January 15, 1999

CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.
c/o CREDIT SUISSE FIRST BOSTON CORPORATION
 Eleven Madison Avenue,
 New York, N.Y.  10010-3629

Dear Sirs:

         1. INTRODUCTORY. Hexcel Corporation, a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "INITIAL PURCHASERS") $240,000,000 principal amount of its 9 3/4% Senior Subordinated Notes Due 2009 (the "OFFERED SECURITIES"). The Offered Securities will be issued under an indenture dated as of January 21, 1999 (the "INDENTURE"), between the Company and The Bank of New York, as trustee (the "TRUSTEE").

         The Offered Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933 (the "SECURITIES ACT"), in reliance upon an exemption therefrom. Prior to the Closing Date (as defined herein), the Company will deliver to the Initial Purchasers a Preliminary Offering Circular (as defined herein) setting forth the information concerning the Company and the Offered Securities. Any references herein to the Offering Circular (as defined herein) shall be deemed to include all amendments and supplements thereto, unless otherwise noted, and all documents (the "INCORPORATED DOCUMENTS") incorporated by reference therein and filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); and any references herein to the terms "amend", "amendment" or "supplement" with respect to the Offering Circular shall be deemed to refer to and include the filing of any document under the Exchange Act subsequent to the date thereof and before the Closing Date that is incorporated by reference therein. The Company hereby confirms that it has authorized the use of the Incorporated Documents and the Offering Document (as defined herein) in connection with the offering and resale of the Offered Securities by the Initial Purchasers in accordance with Section 2 hereof.

         Holders of the Offered Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement dated January 21, 1999, among the Company and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION") (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") registering an issue of senior subordinated notes of the Company (the "EXCHANGE NOTES"), which are identical in all material respects to the Offered Securities (except that the Exchange Notes will not contain terms with respect to transfer restrictions and interest rate increase) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act.

         Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Document.

         The Company hereby agrees with the Initial Purchasers as follows:

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Initial Purchasers that:

              (a) A preliminary offering circular and an offering circular relating to the Offered Securities has been prepared by the Company. Such preliminary offering circular (the "PRELIMINARY OFFERING CIRCULAR") and offering circular (the "OFFERING CIRCULAR"), as both are supplemented as of the date of this Agreement, and any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities, are hereinafter collectively referred to as the "OFFERING DOCUMENT". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Initial Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Incorporated Documents and all subsequent reports (collectively, the "EXCHANGE ACT REPORTS") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

              (b) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries (as hereinafter defined), taken as a whole (a "MATERIAL ADVERSE EFFECT").

              (c) Each subsidiary of the Company within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act is listed in Schedule B hereto (each individually, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"). Each Subsidiary of the Company has been duly incorporated and is a validly existing corporation in good standing (where applicable) under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing (where applicable) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the Offering Document, the capital stock of each Subsidiary is owned by the Company, directly or through Subsidiaries, and is owned free from material liens, encumbrances and defects except for liens and encumbrances created by or under the Senior Credit Facility (as defined in the Offering Document).

              (d) The Indenture has been duly authorized by the Company; the Offered Securities have been duly authorized by the Company; and when the Offered Securities are delivered and paid for pursuant to this Agreement and the Indenture on the Closing Date, the Indenture will have been duly executed and delivered (assuming due authorization, execution and delivery by the Trustee), such Offered Securities will have been duly executed, authenticated, issued and delivered (assuming authentication by the Trustee in accordance with the provisions of the Indenture) and will conform in all material respects to the description thereof contained in the Offering Document; and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company (and the Offered Securities will be entitled to the benefits in the Indenture), enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by
         (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

              (e) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder's fee or other like payment in connection with the issuance and sale of Offered Securities.

              (f) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company except (i) those that have been obtained or made; (ii) for filings and qualifications contemplated by the Registration Rights Agreement; (iii) such as may be required under foreign or state securities or blue sky laws; or (iv) such Exchange Act Reports as may be required to be filed with the Commission after the Closing Date pursuant to the Company's periodic reporting requirements under Sections 13 and 15(d) of the Exchange Act.

              (g) The Registration Rights Agreement has been duly authorized by the Company and will conform in all material respects to the description thereof in the Offering Document and, when the Registration Rights Agreement has been duly executed and delivered by the Initial Purchasers, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws, now or hereinafter in effect, relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

              (h) This Agreement has been duly authorized, executed and delivered by the Company.

              (i) The execution, delivery and performance of the Indenture, Registration Rights Agreement and this Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, or
         (ii) any agreement (except for such provisions in the Senior Credit Facility and the indenture governing the issuance of the Ciba Notes (as defined in the Offering Document) which shall be amended or consents obtained to avoid any default thereunder) or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or (iii) the charter or by-laws of the Company or any such Subsidiary except, in the case of clauses (i) and (ii) above, for breaches, violations and defaults that would not have a Material Adverse Effect or prevent or negate the effectiveness of the Indenture, Registration Rights Agreement or this Agreement; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

              (j) The Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them except, in each case, (i) as disclosed in the Offering Document; (ii) such liens and encumbrances created by or under the Senior Credit Facility (as defined in the Offering Document); or (iii) such as do not have a Material Adverse Effect; and the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with such exceptions as are not material to the Company and its Subsidiaries taken as a whole and would not materially interfere with the use made or proposed to be made thereof by them except (i) as disclosed in the Offering Document; or (ii) such as do not have a Material Adverse Effect.

              (k) The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business in the manner presently conducted by them, subject to such qualifications as may be set forth in the Offering Document or except where the failure to so possess would not, singularly or in the aggregate, have a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, would have a Material Adverse Effect.

              (l) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

              (m) The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them except where the failure to so own or possess would not, singularly or in the aggregate, have a Material Adverse Effect and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

              (n) Except as disclosed in the Offering Document, neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or wastes (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or, to the knowledge of the Company, is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

              (o) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company or any of its Subsidiaries or, to the knowledge of the Company or its Subsidiaries, to which any of their respective properties are subject or that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

              (p) The historical financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries on the basis stated in the Offering Document as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as disclosed therein; and the pro forma financial information, and the related notes thereto included in the Offering Document and the assumptions used in preparing such pro forma financial statements are a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

              (q) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (r) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" required to be registered under the Investment Company Act.

              (s) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

              (t) Assuming the accuracy of the representations and warranties of the Initial Purchasers set forth in this Agreement and compliance by the Initial Purchasers with the provisions of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Initial Purchasers and to each subsequent purchaser in the manner contemplated by this Agreement and the Offering Document to register the Offered Securities under the Securities Act or to qualify the Indenture under the United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

              (u) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The

         Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

         3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97.5% of the principal amount thereof plus accrued interest from January 21, 1999 to the Closing Date (as hereinafter defined), the respective principal amounts of the Offered Securities set forth opposite the names of the several Initial Purchasers in Schedule A hereto.

         The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Initial Purchasers in Federal (same day) funds by wire transfer to an account of the Company at a bank designated by the Company and acceptable to CSFBC or by official Federal Reserve Bank check or checks drawn to the order of the Company at the office of Cravath, Swaine & Moore at 9:00 A.M. (New York time), on January 21, 1999, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "CLOSING DATE", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the office of Cravath, Swaine & Moore at least 24 hours prior to the Closing Date.

         4. REPRESENTATIONS BY INITIAL PURCHASERS; RESALE BY INITIAL PURCHASERS. (a) Each Initial Purchaser severally represents and warrants to the Company that it is an "ACCREDITED INVESTOR" within the meaning of Regulation D under the Securities Act.

              (b) Each Initial Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities as part of its distribution, only in accordance with Rule 144A ("RULE 144A") or Rule 903 under the Securities Act. Accordingly, neither such Initial Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Terms used in this subsection (b) have the meanings given to them by Regulation S.

              (c) Each Initial Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Initial Purchaser or affiliates of the other Initial Purchaser or with the prior written consent of the Company.

              (d) Each Initial Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Initial Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered

         Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

              (e) Each of the Initial Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         5. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the several Initial Purchasers that:

              (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent, which consent shall not be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Offered Securities by the Initial Purchasers any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither CSFBC's consent to, nor the Initial Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 of this Agreement.

              (b) The Company will furnish to CSFBC copies of the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests, and the Company will furnish to CSFBC on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Initial Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

              (c) The Company will arrange with the cooperation of the Initial Purchasers for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Initial Purchasers provided that the Company will not be required to qualify such Offered Securities if such qualification would require the Company to as a foreign corporation or to file a general consent to service of process or subject itself to taxation in any such state.

              (d) During the period of three years hereafter, the Company will furnish to CSFBC and, upon request, to each of the other Initial Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to CSFBC and, upon request, to each of the other Initial Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

              (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFBC, each of the other Initial Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

              (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

              (g) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

              (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Registration Rights Agreement and the Indenture, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The Portal-SM- Market ("PORTAL") of The Nasdaq Stock Market, Inc. and any expenses incidental thereto, (iv) the cost of any advertising approved in writing by the Company in connection with the issue of the Offered Securities, (v) for any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions as in writing by the Company CSFBC designates and the printing of memoranda relating thereto, (vi) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities, and
         (vii) for expenses incurred in distributing the Offering Document (including any amendments and supplements thereto) to the Initial Purchasers. The Company will reimburse the Initial Purchasers for all reasonable travel expenses of the Initial Purchasers and the Company's officers and employees (to the extent incurred by the Initial Purchasers) and any other reasonable expenses of the Initial Purchasers and the Company (to the extent incurred by the Initial Purchasers) in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

              (i) In connection with the offering, until CSFBC shall have notified the Company and the other Initial Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

              (j) For a period of 120 days after the date of the initial offering of the Offered Securities by the Initial Purchasers, the Company will not, without the prior written consent of CSFBC, which consent shall not be unreasonably withheld, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, except issuances of (i) Offered Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (ii) the Exchange Securities, (iii) any debt securities of another entity acquired by the Company or assured by the Company in connection with an acquisition of the assets of such entity, which debt securities were (a) existing prior to such acquisition; and (b) were not issued in connection with, or in contemplation of, such acquisition), (iv) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Offered Securities pursuant to the exercise of such options or issuances of Offered Securities pursuant to the Company's dividend reinvestment plan. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Offered Securities.

         6. CONDITIONS OF THE OBLIGATION OF THE INITIAL PURCHASERS. The obligation of the several Initial Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

              (a) The Initial Purchasers shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("RULES AND REGULATIONS") and to the effect that:

                   (i) In their opinion the financial statements and schedules of the Company examined by them and included in the Offering Document comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                   (ii) they have performed the procedures specified by the
              American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements of the Company included in the Offering Document;

                   (iii) on the basis of the review referred to in clause (ii)
              above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                        (A) the unaudited financial statements included in the
                   Offering Document do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                        (B) at the date of the latest available balance sheet
                   read by such accountants, or at a subsequent date, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated Subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated (i) total current assets minus total current liabilities or (ii) total shareholders' equity (or deficit), as compared with amounts shown on the latest balance sheet included in the Offering Document; or

                        (C) for the period from the closing date of the latest
                   statement of operations included in the Offering Document to the closing date of the latest available statement of operations read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, in consolidated income (or loss) from continuing operations, in the total amounts of consolidated net income (or loss), except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which are described in such letter;

                   (iv) they have compared specified dollar amounts (or
              percentages derived from such dollar amounts) and other financial information contained in the Offering Document, as agreed upon with the Initial Purchasers (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation), with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

                   (v) on the basis of a reading of the pro forma financial
              statements, carrying out certain specified procedures, reading of minutes, inquiries of certain officials of the Company who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Securities Act or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements or on the pro forma basis described in the notes thereto.

              (b) The Initial Purchasers shall have received a letter, dated between the date of this Agreement and the Closing Date, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations and in form and substance reasonably satisfactory to the Initial Purchasers.

              (c) The Initial Purchasers shall have received a letter, dated the date of this Agreement, of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations and in form and substance reasonably satisfactory to the Initial Purchasers.

              (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) any change, or any development or event involving a prospective change, in the condition

         (financial or other), business, properties or results of operations of the Company or its Subsidiaries taken as a whole which, in the judgment of a majority in interest of the Initial Purchasers, including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the offering or the sale of and payment for the Offered Securities; (iii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iv) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Initial Purchasers, including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the offering or sale of and payment for the Offered Securities.

              (e) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Ira J. Krakower, Esq., General Counsel for the Company, to the effect that:

                   (i) The Company has been duly incorporated and is validly
              existing and in good standing under the laws of the State of Delaware;

                   (ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing as a foreign corporation under the laws of each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect and except for jurisdictions not recognizing the legal concept of good standing;

                   (iii) Clark-Schwebel Corporation, a Delaware corporation
              ("Clark-Schwebel") has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware;

                   (iv) Clark-Schwebel is duly qualified as a foreign
              corporation to transact business and is in good standing as a foreign corporation under the laws of each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect and except for jurisdictions not recognizing the legal concept of good standing;

                   (v) Clark-Schwebel has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Circular;

                   (vi) There is no action, suit or proceeding or, to the
              knowledge of such counsel, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of such counsel, threatened, against or affecting the Company or any of its subsidiaries, which would, individually or in the aggregate, have a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the transactions contemplated by this Agreement or the performance by the Company of its obligations thereunder or under the Securities or in connection with the transactions contemplated thereby;

                   (vii) The execution and delivery by the Company of the
              Securities and of each of the Transaction Documents, and the performance by the Company of its obligations thereunder, will not
              (a) to the best knowledge of such counsel, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of or a default under (except for Permitted Liens) or result in the creation or imposition of any lien, charge or encumbrance (except for Permitted Liens) upon any property or assets of the Company or Clark-Schwebel pursuant to any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other material agreement or instrument to which the Company or Clark-Schwebel is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or Clark-Schwebel is subject (except for such conflicts, breaches or defaults, that would not have a Material Adverse Effect) and except that such counsel does not express any opinion with respect to the financial ratios or tests or any aspects of the financial condition or results of operations of the Company and Clark-Schwebel to the extent the determination of such conflict, breach or default requires quantitative determination; and

                   (viii) Such counsel does not know of any legal or
              governmental proceeding required to be described in the Offering Circular which are not described as required or of any contracts or documents of a character required to be described in the Offering Document which are not described and filed as required.

              (f) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company to the effect, that:

                   (i) The Company has the corporate power and corporate
              authority to own, lease and operate its properties and to conduct its business as described in the Offering Circular;

                   (ii) The Company has the corporate power and corporate
              authority to execute, deliver and perform all its obligations under this Agreement, the Registration Rights Agreement, the Indenture and the Offered Securities;

                   (iii) This Agreement has been duly authorized, executed and delivered by the Company;

                   (iv) The Indenture has been duly authorized, executed and
              delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and
              (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (b) the enforceability, under certain circumstances, of provisions imposing a payment obligation pending the ability of the Company to comply timely with its registration obligations may be limited by applicable law;

                   (v) The Registration Rights Agreement has been duly
              authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that
              (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditor's rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), (b) the enforceability, under certain circumstances, of provisions imposing a payment obligation pending the ability of the Company to comply timely with its registration obligations may be limited by applicable law, and (c) the enforceability of indemnification and contribution provisions may be limited by Federal and state securities laws or the public policies underlying such laws;

                   (vi) The issuance and sale of the Securities have been duly authorized by the Company, and the Offered Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and
              (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the enforceability, under certain circumstances, of provisions imposing a payment obligation pending the ability of the Company to comply timely with its registration obligations may be limited by applicable law;

                   (vii) The execution and delivery by the Company of the
              Offered Securities and each of the Transaction Documents to which it is a party, and the consummation by the Company of the transactions contemplated thereby, will not conflict with or result in any breach or violation of, or constitute a default under, (A)(i) the Restated Certificate of Incorporation or By-laws of the Company or (ii) the certificate of incorporation or by-laws of Clark-Schwebel or (B) any Applicable Law;

                   (viii) No consent, approval, authorization, order, decree, registration or qualification of or filing with any court or governmental authority or agency is required under Applicable Laws for the valid authorization, issuance, sale and delivery of the Offered Securities by the Company or is required for the valid execution and delivery by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby;

                   (ix) Assuming (i) the accuracy of the representations and
              warranties of the Company set forth in Sections 2(s) and (u) of this Agreement and of the Initial Purchasers' representations and warranties set forth in Section 4 of this Agreement, (ii) the due performance by the Company of the covenants and agreements set forth in Sections 2(s) and (u) and 3(j) of this Agreement and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 4(b) and (c) of this Agreement,
              (iii) the Initial Purchasers' compliance with the offering and transfer procedures and restrictions described in the Offering Circular, (iv) the accuracy of the representations and warranties made in accordance with this Agreement and the Offering Circular by purchasers to whom the Initial Purchasers initially resell the Offered Securities and (v) that purchasers to whom the Initial Purchasers initially resell the Offered Securities receive a copy of the Offering Circular prior to or contemporaneously with such sale, the offer, sale and delivery of the Offered Securities to you in the manner contemplated by the Purchase Agreement and the Offering Circular, and the initial resale of the Offered Securities by the Initial Purchasers in the manner contemplated in the Offering Circular and this Agreement, do not require qualification under the Trust Indenture Act of 1939, as amended, it being understood that such counsel does not express any opinions to any subsequent resale of any Offered Security; and

                   (x) The Company is not and, after giving effect to the
              issuance and sale of the Offered Securities and the application of the proceeds therefrom as described in the Offering Circular, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         Such counsel shall also state that such counsel has participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and representatives of counsel for the Initial Purchasers, at which conferences the contents of the Offering Document and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Document, and has made no independent check or verification thereof (except to the extent set forth in paragraph (ii) above with respect to the description of the Offered Securities) on the basis of the foregoing, no facts have come to such counsel's attention which have caused such counsel to believe that the Offering Document, as of its date and as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and the notes related thereto).

         As used in Sections 6(e) and 6(f), the terms "Transaction Documents" shall mean the Indenture, the Registration Rights Agreement and this Agreement and "Applicable Laws" shall mean the laws of the State of New York, the Federal laws of the United States and the General Corporation law of the State of Delaware.

              (g) The Initial Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities offered on such Closing Date, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Initial Purchasers and the resales by the several Initial Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

              (h) The Initial Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and, subsequent to the date of the most recent financial statements in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

              (i) The Initial Purchasers shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

              (j) Each of the Senior Credit Facility and the indenture governing the issuance of the Ciba Notes shall have been amended and/or the Company shall have obtained the necessary consents from the parties thereto in order to avoid any default under the Senior Credit Facility or such indenture in connection with the issuance and sale of the Offered Securities.

              (k) The Registration Rights Agreement shall have been duly authorized, executed and delivered by the Company.

         The Company shall furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchasers reasonably request. CSFBC may in its sole discretion waive compliance with any condition to the obligations of the Initial Purchasers hereunder.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Initial Purchaser, its partners, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse such Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or actions in respect thereof arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; PROVIDED FURTHER, HOWEVER, that the foregoing indemnity with respect to the Preliminary Offering Circular shall not inure to the benefit of the Initial Purchaser from whom the person asserting any such losses, claims, damages, liabilities or actions in respect thereof purchased Offered Securities to the extent that any such losses, claims, damages, liabilities or actions in respect thereof of such Initial Purchaser result from a fact that such Initial Purchaser sold Offered Securities to a person in an initial resale to whom there was not sent or given, at or prior to the written confirmation of the sale of such Offered Securities, a copy of the Offering Circular (as amended or supplemented), if the Company had previously furnished a copy of such amendments or supplements to such Initial Purchaser prior to confirmation of the sale of such Offered Securities to such person by such Initial Purchaser, and the losses, claims, damages, liabilities or actions in respect thereof of such Initial Purchaser result from an untrue statement or omission of a material fact contained in the Preliminary Offering Circular, which was corrected in the Offering Circular.

              (b) Each Initial Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of
         Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the Offering Document: paragraphs three, six, nine and ten, and the third sentence of paragraph eight under the caption "Plan of Distribution"; PROVIDED, HOWEVER, that the Initial Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

              (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent the indemnifying party is materially prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall an indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

              (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), such Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
         The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

              (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchasers under this Section shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

         8. DEFAULT OF INITIAL PURCHASERS. If any Initial Purchaser or Purchasers default in their obligations to purchase Offered Securities and the aggregate principal amount of Offered Securities that such defaulting Initial Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Initial Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Initial Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Initial Purchasers agreed but failed to purchase. If any Initial Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "INITIAL PURCHASER" includes any person substituted for a Initial Purchaser under this Section. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

         9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Offered Securities by the Initial Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Initial Purchasers pursuant to Section 7 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Initial Purchasers is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iv), (v) or (vi) of Section 6(d), the Company will reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. NOTICES. All communications hereunder will be in writing and, if sent to the Initial Purchasers will be mailed, delivered or telegraphed and confirmed to the Initial Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901, Attention: General Counsel; PROVIDED, HOWEVER, that any notice to an Initial Purchaser pursuant to
Section 7 will be mailed, delivered or telegraphed and confirmed to such Initial Purchaser.

         11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

         12. REPRESENTATION OF INITIAL PURCHASERS. You will act for the several Initial Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by CSFBC will be binding upon all of the Initial Purchasers.

         13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Initial Purchasers' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Initial Purchasers in accordance with its terms.


                                  Very truly yours,

                                  HEXCEL CORPORATION,


                                  by: /s/ Bruce D. Herman
                                     -------------------------------
                                     Name: Bruce D. Herman
                                     Title: Treasurer


The foregoing Purchase Agreement
 is hereby confirmed and accepted as
 of the date first above written.


CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.

Acting on behalf of themselves and as the Representatives of the several Initial Purchasers

CREDIT SUISSE FIRST BOSTON CORPORATION

  by: /s/ Joseph D. Carrabino, Jr.
     --------------------------------------------
     Name: Joseph D. Carrabino, Jr.
     Title: Managing Director

                                   SCHEDULE A




                                                          PRINCIPAL AMOUNT OF
     INITIAL PURCHASERS                                    OFFERED SECURITIES
     ------------------                                    ------------------
Credit Suisse First Boston Corporation....................... $156,000,000
Salomon Smith Barney Inc..................................... $ 84,000,000



                                                              -------------
                           Total............................. $240,000,000


                                   SCHEDULE B




      SUBSIDIARY                            PLACE OF INCORPORATION
      ----------                            ----------------------
Clark-Schwebel Corporation                  Delaware
Hexcel Composites Limited                   United Kingdom
Hexcel Fabrics S.A.                         France
Hexcel Composites S.A.                      France
Hexcel Composites S.A.                      Spain
